Exhibit 1.1

WESTERN GAS PARTNERS, LP

$500,000,000 of Common Units Representing Limited Partner Interests

Equity Distribution Agreement

March 12, 2015

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, New York 10019-6708

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, New York 10036

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, New York 10020

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

USCA Securities LLC

1330 Post Oak Blvd., Suite 900

Houston, Texas 77056

Ladies and Gentlemen:

Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Mitsubishi UFJ Securities (USA), Inc., BMO Capital Markets Corp., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC and USCA Securities LLC (the “Managers”). Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership. The Partnership and the General Partner are sometimes referred to herein collectively as the “Western Gas Parties.” The Western Gas Parties and the direct and indirect subsidiaries of the Partnership listed on Schedule III hereto (the “Operating Subsidiaries”) are collectively referred to herein as the “Partnership Entities.”

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, the Partnership’s common units representing limited partner interests (the “Common Units”), having an aggregate gross sales price of up to $500,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Western Gas Parties, jointly and severally, represent and warrant to, and agree with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-198436) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Securities Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the

Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Units as contemplated by this Agreement, the Partnership shall file a new registration statement with respect to any additional Common Units necessary to complete such sales of the Units and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement (or any other successor registration statement with respect to the offering and sale of the Units), all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) Form of Documents; No Material Misstatements or Omissions. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Western Gas Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) Disclosure Package. At the Execution Time, each Applicable Time and each Settlement Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Manager specifically for use therein.

(e) Status as Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Manager specifically for use therein.

(g) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Units.

(h) Regulation M. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i) Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Securities Act.

(j) Formation of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, the State of Texas, the State of Wyoming or the State of Colorado, as the case may be, with full limited partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business, in each case in all material respects as described in the Registration Statement, the Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus and (i) in the case of the Western Gas Parties, to execute and deliver this Agreement and consummate the transactions contemplated hereby, (ii) in the case of the Partnership, to issue, sell and deliver the Units, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(k) Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification, except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Ownership of the General Partner. Western Gas Equity Partners, LP, a Delaware limited partnership (“WGP”), is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “General Partner LLC Agreement”), and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and WGP owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(m) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, and as of the date of this Agreement holds a 1.8% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(n) Capitalization. The Partnership has or will have an authorized and outstanding capitalization as of the Partnership’s then most recently completed quarter or fiscal year as contained in the Partnership’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable at the indicated date, as incorporated by reference into the Prospectus, and except as otherwise contained in the Prospectus or incorporated by reference therein, there has been no material change in such information since the filing of the Prospectus or the Partnership’s then most recently completed quarter or fiscal year (subject to the issuance of Common Units upon exercise of unit options and warrants or the vesting of restricted unit awards disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Prospectus, the grant of options or other equity awards under existing unit plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and the issuance of Common Units pursuant thereto). All of the Common Units owned by WGP, Anadarko Marcellus Midstream, L.L.C., a Delaware limited liability company (“AMM”) and APC Midstream Holdings LLC, a Delaware limited liability company (“AMH”), and all of the class C units representing limited partner interests in the Partnership (the “Class C Units”) owned by AMH (such Common Units and Class C Units being referred to herein as the “Sponsor Units”) and the limited partner interests represented thereby and the Incentive Distribution Rights (as defined in the Partnership Agreement), which are owned by the General Partner, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Unitholders’ liability may not be limited if a court finds that unitholder action constitutes control of our business” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and all of the Sponsor Units owned by WGP, AMM and AMH, as applicable, and the Incentive Distribution Rights owned by the General Partner are owned free and clear of all Liens, except with respect to the restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(o) Ownership of Operating Subsidiaries. The Partnership directly or indirectly owns all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta Processing LLC, a Delaware limited liability company (“Chipeta”), in each case free and clear of all Liens. The issued or outstanding partnership interests and membership interests, as applicable, of each Operating Subsidiary other than Chipeta have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement, as applicable, each as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (collectively, the “Constituent Agreements”), and are fully paid (to the extent required by the Constituent Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act and Section 7-80-606 of the Colorado Limited Liability Company Act, as applicable).

(p) Ownership of Chipeta. WGR Operating, LP, a Delaware limited partnership (the “Operating Partnership”), owns a 75.0% membership interest in Chipeta; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Chipeta LLC Agreement”), and is fully paid (to the extent required by the Chipeta LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(q) Ownership of Fort Union. Western Gas Wyoming, L.L.C., a Delaware limited liability company (“WGW”), owns a 14.81% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Fort Union, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Fort Union LLC Agreement”), and is fully paid (to the extent required by the Fort Union LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGW owns such membership interest free and clear of all Liens.

(r) Ownership of White Cliffs. Anadarko Wattenberg Company, LLC, a Delaware limited liability company (“AWC”), owns a 10.0% membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “White Cliffs LLC Agreement”), and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and AWC owns such membership interest free and clear of all Liens.

(s) Ownership of Rendezvous. Mountain Gas Resources LLC, a Delaware limited liability company (“Mountain Gas”), owns a 22.0% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Rendezvous LLC Agreement”), and is fully paid (to the extent required by the Rendezvous LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act); and Mountain Gas owns such membership interest free and clear of all Liens.

(t) Ownership of Enterprise. The Operating Partnership owns a 25.0% membership interest in Enterprise EF78 LLC, a Delaware limited liability company (“Enterprise”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Enterprise, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Enterprise LLC Agreement”), and is fully paid (to the extent required by the Enterprise LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(u) Ownership of Front Range. The Operating Partnership owns a 33.33% membership interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Front Range, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Front Range LLC Agreement”), and is fully paid (to the extent required by the Front Range LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(v) Ownership of Express Gathering. The Operating Partnership owns a 20.0% membership interest in Texas Express Gathering LLC, a Delaware limited liability company (“Express Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Gathering, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Express Gathering LLC Agreement”), and is fully paid (to the extent required by the Express Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(w) Ownership of Express Pipeline. The Operating Partnership owns a 20.0% membership interest in Texas Express Pipeline LLC, a Delaware limited liability company (“Express Pipeline”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Pipeline, as in effect as of the date hereof and at the time of purchase and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement (the “Express Pipeline LLC Agreement”), and is fully paid (to the extent required by the Express Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(x) Valid Issuance of the Units. At each Settlement Date and at each Time of Delivery, if any, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to any Manager against payment therefor as provided herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Risk Factors—Risks Inherent in an Investment in Us—Unitholders’ liability may not be limited if a court finds that unitholder action constitutes control of our business” and “Risk Factors—Risks Inherent in an Investment in Us—Unitholders may have liability to repay distributions that were wrongfully distributed to them” (and any similar information, if any, contained in any Permitted Free Writing Prospectus (as defined below)) and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(y) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(z) Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Prospectus Supplement and the Prospectus. At each Settlement Date and each Time of Delivery, if any, all limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated hereby shall have been validly taken.

(aa) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Western Gas Parties.

(bb) No Defaults. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”)), or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the proposed offering of the Units (the “Offering”).

(cc) No Conflicts. The execution, delivery and performance of this Agreement by the Western Gas Parties, the issuance and sale of the Units and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Partnership Entity pursuant to (i) the formation, governing or other organizational documents of any of the Partnership Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.

(dd) No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Partnership Entities (each, a “Consent”), is required in connection with the issuance and sale of the Units, the execution, delivery and performance of this Agreement by the Western Gas Parties or the consummation by the Partnership Entities of the transactions contemplated hereby, other than (i) Consents required under the Securities Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Managers, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) Consents that have been obtained and (iv) Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(ff) Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such

Permits the absence or omission of which would not, individually or in the aggregate, result in a Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in or incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Liquidity and Capital Resources,” “Business and Properties—Regulation of Operations,” “Business and Properties—Environmental Matters,” “Business and Properties—Title to Properties and Rights-of-Way,” “Directors, Executive Officers and Corporate Governance—Management of Western Gas Partners, LP,” “Certain Relationships and Related Transactions, and Director Independence,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Consequences” and “Plan of Distribution,” insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are fair and accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents.

(hh) Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Western Gas Parties’ knowledge, threatened or contemplated to which the Partnership Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Partnership Entity, have a Material Adverse Effect, affect the validity of the Units or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.

(ii) Independent Registered Public Accounting Firm. KPMG LLP (“KPMG”), which has audited the financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership and the General Partner within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(jj) Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner and the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the General Partner, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Partnership Entities that has caused them to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities (taken as a whole), (ii) any transaction that is material to the Partnership Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entity that is material to the Partnership Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any Partnership Entity or (v) any dividend or distribution of any kind declared, paid or made on the equity securities of any Partnership Entity.

(ll) Investment Company. None of the Partnership Entities is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units will any of them be, nor, after giving effect to the Offering and sale of the Units and the application of the proceeds therefrom, will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities and (ii) Liens described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(nn) Rights-of-Way. Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package or the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Managers could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(oo) Labor and Employment Matters. No Partnership Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or seconded to any Partnership Entity exist or, to the knowledge of the Western Gas Parties, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Western Gas Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any Partnership Entity and (C) no union representation dispute currently existing concerning the employees of or seconded to any Partnership Entity, (ii) no union organizing activities are currently taking place concerning the employees of or seconded to any Partnership Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of or seconded to any Partnership Entity.

(pp) Environmental Compliance. Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, (i) each Partnership Entity and each of the properties, assets and operations of the Partnership Entities is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or common laws, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each Partnership Entity has received and is in compliance with all permits, licenses, authorizations or other approvals required under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) no Partnership Entity has received written notice of any, and to the knowledge of the Western Gas Parties, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) no Partnership Entity is subject to any pending or, to the knowledge of the Western Gas Parties, threatened actions, suits, demands, orders or proceedings against any Partnership Entity relating to any Environmental Laws (collectively, “Environmental Proceedings”), except for any (A) failures to comply with Environmental Laws or to receive or comply with required permits, licenses, authorizations or other approvals, (B) actual or potential liabilities or (C) Environmental Proceedings that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, no Partnership Entity has entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, no Partnership Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”). As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(qq) ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees of or seconded to the Partnership Entities that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Partnership Entities by any such Partnership Entity that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year;

(ii) a material increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Partnership Entities related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any Partnership Entity may have any liability.

(rr) Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) Insurance. The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities as such Partnership Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Settlement Date and each Time of Delivery, if any; and the Partnership Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.

(tt) Third Party Defaults. To the knowledge of the Western Gas Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Partnership Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.

(uu) Internal Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv) Disclosure Controls. The Partnership has established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s internal control over financial reporting have been identified to the Partnership’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in the Partnership’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ww) Sarbanes-Oxley. The Partnership Entities have taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(xx) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any employee or agent of the Partnership Entities has made any payment of funds of the Partnership Entities or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention is of a character required to be disclosed in the Registration Statement, the Prospectus Supplement and the Prospectus.

(yy) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Western Gas Parties, threatened.

(zz) OFAC. No Partnership Entity nor, to the knowledge of the Western Gas Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aaa) No Prohibition on Distributions. No Partnership Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any property or assets to the Partnership or any other Partnership Entity, except pursuant to the limited liability company agreement of Chipeta, as in effect as of the date hereof and as the same may be amended or restated prior to the date that this representation and warranty is repeated or deemed to be made pursuant to this Agreement, and as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(bbb) Related Party Transactions. No Partnership Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.

(ccc) Stabilization or Manipulation. None of the Partnership Entities or any of their “affiliates” (as such term is defined in Rule 405) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ddd) FINRA Affiliations. To the knowledge of the Western Gas Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors or any 5% or greater securityholder of the Partnership, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(eee) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed, nor will they distribute, prior to the later to occur of (i) the time of purchase and each additional time of purchase, and (ii) the completion of the distribution of the Units, any “prospectus” (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, the Disclosure Package and the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

(fff) Brokers. Other than the compensation pursuant to Section 3 of this Agreement or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Partnership and delivered to any Manager or counsel for the Managers in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as Authorized Representatives on Schedule II hereto, has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(iii) The Partnership shall not authorize the issuance and sale of, and no Manager shall be obligated to use its reasonable efforts to sell, any Unit at a price lower than the minimum price therefor designated from time to time by the Board of Directors of the General Partner (the “Board”), a duly authorized committee thereof or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Units or to or through a market maker, (B) by any other method permitted by law, including but not limited to in privately negotiated transactions and (C) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units (the “Gross Proceeds”) sold pursuant to this Section 3(a). Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a), setting forth the number of the Units sold on such day and the Gross Proceeds to the Partnership, and the compensation to such Manager with respect to such sales.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made

(each such day, a “Settlement Date”). On each Settlement Date, the Units sold through any Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Gross Proceeds less any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”) for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If such Manager breaches this Agreement by failing to deliver the Gross Proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Managers of the proposed terms of such Placement. If any Manager(s), each acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager(s) and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or any such Manager(s) unless and until the Partnership and such Manager(s) have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Units to any Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of any Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to the rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. The Partnership agrees with each Manager that:

(a) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement (other than a prospectus supplement relating solely to the offering of securities other than the Units) unless the Partnership has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) under the Securities Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) As soon as practicable, the Partnership will make generally available to its security holders and to the Managers an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Partnership will make available to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will furnish as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Each of the Partnership and the Managers agrees that, unless it has or shall have obtained, as the case may be, the prior written consent of the Managers, in the case of the Partnership, or the Partnership, in the case of a Manager, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Managers or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time that sales of the Units have been made but not settled or at any time that the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any controlled affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Managers at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Managers suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Managers in light of the proposed transaction; provided, however, that (A) the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement; (B) the Partnership may file a registration statement on Form S-8 relating to, or grant awards pursuant to, any long-term incentive plan, employee option plan, common unit ownership plan or distribution reinvestment plan of the Partnership then in effect; (C) the Partnership may issue Common Units issuable upon the conversion or vesting of securities or the exercise of options or warrants then outstanding; and (D) the Partnership may issue Common Units to Anadarko Petroleum Corporation and/or WGP or their respective affiliates as full or partial consideration for any sale or contribution of assets to the Partnership.

(i) The Partnership will not (i) take, directly or indirectly, any action that has constituted, or that was designed or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) The Partnership will, at any time during the term of this Agreement, advise the Managers immediately after it shall have received notice or obtain knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document which has been previously provided to the Managers pursuant to Section 6 herein.

(k) Upon the commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented following the commencement of the offering of the Units under this Agreement (other than a prospectus supplement relating solely to the offering of securities other than the Units or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q following the commencement of the offering of the Units under this Agreement, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iv) the Partnership files a Current Report on Form 8-K following the commencement of the offering of the Units under this Agreement containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standard No. 144) under the Exchange Act, or (v) otherwise following the commencement of the offering of the Units under this Agreement as the Managers may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Managers are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (or such other counsel satisfactory to the Managers, “Partnership Counsel”) dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, Latham & Watkins LLP, counsel to the Managers (or such other counsel satisfactory to the Managers, “Managers Counsel”), shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Upon the commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information following the commencement of the offering of the Units under this Agreement, (ii) the Units are delivered to any Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) otherwise following the commencement of the offering of the Units under this Agreement (A) there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus and (B) any Manager requests with reasonable advance notice to the Partnership, the Partnership shall cause KPMG, or other independent accountants satisfactory to the Managers forthwith (the “Accountants”), to furnish the Managers a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(p) The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Gross Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(r) If to the knowledge of the Partnership, the conditions set forth in Section 6(a) or 6(f) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s) Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement,

shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Units).

(t) The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w) The Partnership will apply the proceeds from the sale of the Units in the manner set forth in the Prospectus.

(x) The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Managers, on every date specified in Section 4(l) of this Agreement, their respective opinions, dated as of such date and addressed to the Managers, substantially in the form attached hereto as Annex II.

(c) The Managers shall have received from Managers Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Managers, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Partnership shall have furnished or caused to be furnished to the Managers, on every date specified in Section 4(k) of this Agreement, a certificate of the General Partner, signed by the Chief Executive Officer and Chief Financial Officer of the General Partner, dated as of such date, in the form attached as Annex III hereto

(e) The Partnership shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(n) hereof and to the extent requested by the Managers in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance satisfactory to the Managers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of such letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two days prior to the date of such letters), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the prior letters.

(f) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Between the Execution Time and the time of any sale of Units through the Managers, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Units shall have been listed and admitted and authorized for trading on the NYSE.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Partnership Counsel, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Western Gas Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Manager, its partners, directors, officers and agents, affiliates of such Manager who have, or who are alleged to have, participated in the distribution of the Units as the Manager, any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact that is contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 7(g) hereof furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, the Prospectus Supplement, any Permitted Free Writing Prospectus or any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Base Prospectus, Prospectus Supplement, Prospectus or Permitted Free Writing Prospectuses, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 7(g) hereof furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, any such Base Prospectus, Prospectus Supplement, Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Base Prospectus, Prospectus Supplement, Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Western Gas Parties, their directors and officers, and any person who controls the Western Gas Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Western Gas Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 7(g) hereof furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the information specified in Section 7(g) hereof furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Base Prospectus, the Prospectus Supplement, the Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Western Gas Parties or any of the Managers (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in Section 7(b), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Western Gas Parties on the one hand and each of the Managers on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Western Gas Parties on the one hand and of the relevant Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Western Gas Parties with respect to the sale of Units through the relevant Manager on the one hand and the relevant Manager on the other shall be deemed to be in the same respective proportions as the total net proceeds from such sales (before deducting expenses) received by the Western Gas Parties, and the total discounts and commissions received by the relevant Manager, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Western Gas Parties on the one hand and of the relevant Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Western Gas Parties or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Western Gas Parties and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Units purchased by such Manager hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Western Gas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its partners, directors, officers or agents, any affiliate of such Manager who has, or who is alleged to have, participated in the distribution of the Units, or any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Western Gas Parties, their directors, officers or agents or any person who controls the Western Gas Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Western Gas Parties and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Western Gas Parties, against any of their officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

(g) The Western Gas Parties acknowledge that the following statements set forth in the Base Prospectus and the Prospectus Supplement constitute the only information furnished by or on behalf of each of the Manager as such information is referred to in Section 7 hereof: the name of such Manager.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 11, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 11, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) above, the termination of all Managers’ obligations pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 9, 11, 13 and 15 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to: (a) Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019-6708, Attention: Capital Markets Group, or Fax no.: (646) 434-3455, (b) BMO Capital Markets Corp., 3 Times Square, 27th Floor, New York, New York 10036, Attention: Legal Department, or Fax no.: (212) 702-1205), (c) MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, Attention: General Counsel, or Fax no.: (212) 317-1515, (d) RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York, 10281, Attention: Equity Syndicate, or Fax no.: (212) 428-6260, (e) Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, or Fax no.: (212) 225-6653, (f) SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, Attention: Legal Department, and (g) USCA Securities LLC, 1330 Post Oak Blvd., Suite 900, Houston, Texas 77056; or, if sent to the Partnership, will be mailed, delivered or telefaxed to the Partnership (fax no.: (832) 636-9850) and confirmed to the Partnership at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention: Donald R. Sinclair, Chief Executive Officer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction among the Partnership, on the one hand, and the Managers and any affiliate through which they may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Partnership and the Managers with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Western Gas Parties and the Managers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Units sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Western Gas Parties and the Managers.

Very truly yours,

WESTERN GAS HOLDINGS, LLC

By:	/s/ Benjamin M. Fink
	Name:	Benjamin M. Fink
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC, its
general partner

By:	/s/ Benjamin M. Fink
	Name:	Benjamin M. Fink
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ David McMillan
Name:	David McMillan
Title:	Managing Director

BMO Capital Markets Corp.

By:	/s/ Jonathan B. Hough
Name:	Jonathan B. Hough
Title:	Managing Director

MLV & Co. LLC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Chief Executive Officer

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

Scotia Capital (USA) Inc.

By:	/s/ Josh Weismer
Name:	Josh Weismer
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SG Americas Securities, LLC

By:	/s/ Sanjay Garg
Name:	Sanjay Garg
Title:	Managing Director

USCA Securities LLC

By:	/s/ William R. Hurt
Name:	William R. Hurt
Title:	Senior Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

[Schedule I]

SCHEDULE II

Authorized Representatives

Donald R. Sinclair

Benjamin M. Fink

[Schedule II]

SCHEDULE III

Jurisdictions of Foreign Qualification

Partnership Entity	Jurisdictions of Foreign Qualification

Western Gas Holdings, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Western Gas Partners, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

Operating Subsidiaries

Western Gas Operating, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming

WGR Operating, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Pennsylvania, Texas, Utah, Wyoming

Anadarko Gathering Company, LLC	Kansas, Louisiana, Mississippi, Oklahoma, Texas, Utah

Anadarko Wattenberg Company, LLC	None

Chipeta Processing LLC	Colorado, Utah

DBM Crude Services, LLC	New Mexico, Texas

DBM Pipeline, LLC	New Mexico, Texas

Delaware Basin JV Gathering LLC	Texas

Delaware Basin Midstream, LLC	New Mexico, Texas

GNB NGL Pipeline LLC	Colorado, Utah

Kerr-McGee Gathering LLC	None

MIGC LLC	Colorado, Wyoming

Mountain Gas Resources, LLC	Colorado, Texas, Utah, Wyoming

Mountain Gas Transportation LLC	Wyoming

Overland Trail Transmission, LLC	Wyoming

Pinnacle Gas Treating LLC	None

Western Gas Wyoming, L.L.C.	None

[Schedule III]

ANNEX I

Form of Terms Agreement

WESTERN GAS PARTNERS, LP

Common Units

TERMS AGREEMENT

            , 2015

[                    ]

Dear Sirs:

Western Gas Partners, LP (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated             , 2015 (the “Equity Distribution Agreement”), among the Partnership and Mitsubishi UFJ Securities (USA), Inc., MLV & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC and USCA Securities LLC to issue and sell to [                    ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”)[, and solely for the purpose of covering over-allotments, to grant to [                    ] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”).]

[[                    ] shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Common Unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a

[Annex I – 1]

representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and, the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

[Annex I – 2]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

WESTERN GAS HOLDINGS, LLC

By:
	Name:	Benjamin M. Fink
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer

WESTERN GAS PARTNERS, LP

By:	Western Gas Holdings, LLC, its
general partner

By:
	Name:	Benjamin M. Fink
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Terms Agreement]

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

SCHEDULE I TO TERMS AGREEMENT

Form of Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units representing limited

partner interests

Number of Purchased Units:

[Number of Additional Units:]

Price to Public:

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion(s) referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter(s) referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

ANNEX II

Form of Opinion of Partnership’s Counsel

1. Each Partnership Entity other than WGW and Kerr-McGee Gathering LLC (individually, a “Covered Partnership Entity”) is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware or, in the case of Pinnacle Gas Treating LLC, the State of Texas.

2. Each Covered Partnership Entity is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, in, and is in good standing under the laws of, each jurisdiction so identified on an annex attached to such counsel’s opinion.

3. Each Covered Partnership Entity has all requisite entity power to own, lease and operate its respective properties and conduct its business, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus. Each Western Gas Party has the limited partnership or limited liability company, as applicable, power and authority necessary to execute and deliver the Agreement and perform its obligations under the Agreement. The General Partner has the limited liability company power and authority necessary to act as the general partner of the Partnership.

4. The Agreement has been duly authorized, executed and delivered by each of the Western Gas Parties.

5. The Units to be issued and sold through or to any Manager by the Partnership pursuant to the Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6. Anadarko indirectly owns all of the issued and outstanding membership interests in Western Gas Equity Holdings, LLC, a Delaware limited liability company and the sole general partner of WGP, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Anadarko as debtor is on file in the office of the Secretary of State of the State of Delaware.

7. WGP is the sole member of the General Partner, with a 100% membership interest in the General Partner; and WGP owns such membership interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WGP as debtor is on file in the office of the Secretary of State of the State of Delaware.

8. The General Partner is the sole general partner of the Partnership, and as of the date of the Agreement holds a 1.8% general partner interest in the Partnership; and the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement and as otherwise described in the Disclosure Package and the Prospectus) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware.

9. The Partnership directly or indirectly owns of record all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta, free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership, the Operating Partnership or Western Gas Operating, LLC, a Delaware limited liability company, as debtor is on file in the office of the Secretary of State of the State of Delaware.

10. The Operating Partnership owns of record a 75% membership interest in Chipeta free and clear of all Liens (except for restrictions on transferability contained in Chipeta’s limited liability company agreement) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware.

11. Except as described in the Disclosure Package and the Prospectus or pursuant to the long-term incentive plan of the Partnership, (a) there are no preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership and (b) the offering, issuance or sale of the Units as contemplated by the Agreement does not give rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than those that have been waived, in each case pursuant to or under the formation, governing or other organizational documents of the Partnership, any material agreement or other instrument filed as an exhibit to the Partnership’s latest Annual Report on Form 10-K, any Quarterly Report on Form 10-Q filed subsequent to the latest Annual Report on Form 10-K or any Current Report on Form 8-K filed subsequent to the latest filed Form 10-Q (collectively, the “Material Agreements”), or any law, rule or regulation of the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law.

12. The Registration Statement was declared effective on September 11, 2014. To our knowledge, based solely upon our review of the stop orders contained on the Commission’s website on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The filing of the Prospectus pursuant to Rule 424 under the Act was made in the manner and within the time period required by such Rule.

13. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, or the execution, delivery and performance of the Agreement by the Partnership, other than (a) such Consents required under state securities or “Blue Sky” laws, (b) such Consents that have been obtained or made and (c) filings with the Commission required in the performance by the Partnership of its obligations under Section 4 of the Agreement.

14. The offering, issuance and sale by the Partnership of the Units to be sold by it pursuant to the Agreement, the execution, delivery and performance of the Agreement by the

Western Gas Parties, and the consummation by the Western Gas Parties of the transactions contemplated thereby does not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Partnership Entities pursuant to any Material Agreement, (B) result in any violation of the provisions of any formation, governing or other organizational documents of any of the Partnership Entities, as applicable, or (C) result in the violation of the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law (provided that such counsel need not express any opinion with respect to compliance with any state securities or federal or state antifraud law) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority known to us, except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Western Gas Parties to consummate the transactions contemplated by the Agreement.

15. No Partnership Entity is, and after giving effect to the Offering and the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus, no Partnership Entity will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

16. The statements under the headings “Description of the Common Units,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus from the registration statement on Form 8-A (File No. 1-34046) filed May 6, 2008 (the “Form 8-A”), insofar as they purport to summarize any agreement, statute or regulation or refer to statements of law or legal conclusions, are accurate and fair summaries in all material respects. The Common Units (including the Units) conform in all material respects to the descriptions thereof incorporated by reference from the Form 8-A into the Disclosure Package and the Prospectus under the headings “Description of the Common Units,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement.”

17. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

In rendering such opinions, counsel may state it has (A) relied in respect of matters of fact upon representations of the Western Gas Parties set forth in the Equity Distribution Agreement and upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials; (B) assumed that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine; (C) limited its opinion to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the laws of the State of Texas; (D) with respect to the opinions expressed in paragraphs (i) and (ii) above as to the valid existence and good standing of the Covered Partnership Entities and the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Covered Partnership Entities, based its opinions solely on certificates or other statements of valid existence, good standing, or foreign qualification or registration, as the case may be, for each such entity provided by the Secretary of State of the states listed on an annex to its opinion and/or certificates of officers and employees of the Partnership Entities; and (E) expressed no opinion with respect to (i) any permits to own or operate any real property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the members of the General Partner may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership, the Managers and counsel for the Managers, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in paragraph (16) of the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) each of the Registration Statement, as of the date of the Agreement, and the Prospectus, as of the date of the Prospectus, did not appear on its face to be appropriately responsive in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that such counsel need not express any view as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions,

(B) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(C) the Prospectus, as of its date and on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and independent registered public accountants’ reports thereon, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, (ii) any other financial or accounting information included or incorporated by reference in or omitted from the Registration Statement, the Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any documents incorporated by reference.

ANNEX III

Officers’ Certificate

            , 201

Each of the undersigned, Donald R. Sinclair, President and Chief Executive Officer of Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), which is the general partner of Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), and Benjamin M. Fink, Senior Vice President, Chief Financial Officer and Treasurer of the General Partner, on behalf of the Partnership, does hereby certify pursuant to Section 6(d) of that certain Equity Distribution Agreement dated             , 2015 (the “Agreement”) among the General Partner and the Partnership (collectively, the “Western Gas Parties”), and the Managers that as of             , 201  :

1. He has reviewed the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and each Permitted Free Writing Prospectus, if any.

2. The representations and warranties of the Partnership in the Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

3. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened.

4. Since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus

5. The Western Gas Parties have performed all of their obligations under the Agreement as are to be performed at or before the date hereof.

6. The conditions set forth in Section 6 of the Agreement have been met.

7. Each of (i) Latham & Watkins LLP and (ii) Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to Section 6 of the Agreement.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

Name:	Donald R. Sinclair
Title:	President and Chief Executive Officer

Name:	Benjamin M. Fink
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Officers’ Certificate]